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                                   Exhibit 3

                                   AGREEMENT

         THIS AGREEMENT (as amended or otherwise modified from time to time pursuant to the terms hereof, the "Agreement"), dated October 1, 1997, is among California Housing Finance L.P., a Delaware limited partnership, (the "Purchaser"), Capital Pacific Holdings, Inc., a Delaware corporation (the "Company"), Capital Pacific Holdings L.L.C., a Delaware limited liability company (the "New L.L.C."), and Hadi Makarechian, a natural person ("the Indirect Stockholder").

         WHEREAS, CPH2, L.L.C. and CPH3, L.L.C., each a Delaware limited liability company (collectively, the "Stockholders"), and the Purchaser have entered into a Stock Purchase Agreement dated as of September 29, 1997 (the "Stock Purchase Agreement"), pursuant to which the Stockholders shall sell, and the Purchaser shall buy, 2,484,340 shares (the "Shares") of Common Stock, $.10 par value, of the Company (the "Common Stock") for $10,000,000 (the "Purchase Price") and the Purchasers, the Stockholders and Nationsbank, N.A. as escrow agent have entered into an Escrow Agreement dated as of September 29, 1997 (the "Escrow Agreement") pursuant to which the Stock and the Purchase Price are escrowed pending the consummation of the transactions contemplated by this Agreement;

         WHEREAS, the Indirect Stockholder owns a majority of the membership interests in CPH2, L.L.C. and CPH3, L.L.C.;

         WHEREAS, simultaneously with the execution of this Agreement, the Company, the Subsidiaries and the Purchaser have entered into an Investment and Stockholder Agreement (the "Investment Agreement"), pursuant to which the Company and the Subsidiaries shall transfer substantially all of their respective assets to the New L.L.C. and the Purchaser shall contribute $30,000,000 to the capital of the New L.L.C. and execute a counterpart of the Amended and Restated Limited Liability Company Agreement of the New L.L.C. in return for a 32.07% membership interest in the New L.L.C. and other rights.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

SECTION 1.  RESTRICTIVE COVENANTS.

         (a) The Indirect Stockholder hereby agrees that he will from and after the Closing Date during the Restrictions Period (as defined in the Investment Agreement):

                 (i) not directly or indirectly (whether through an affiliate or otherwise) conduct or invest in tract homebuilding or production homebuilding activity (provided any land development activity (x) undertaken by the Indirect Stockholder at a time when he is not the beneficial owner of more than ten percent (10%) of





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                          the common equity of the Company or (y) which the
                          Company is unable to undertake or which the Company and the Purchaser shall have declined to undertake shall not be restricted hereby even if the ultimate purpose is homebuilding) within a 100 mile radius of any current or future project of the Company, the New L.L.C. or any Future Affiliate or Mirror Company or of any real property which is the subject of any purchase agreement or option agreement to which any such entity is a party, provided however, that in the event any land development activity by the Indirect Stockholder was commenced prior to the acquisition of any such project or the entering into of such purchase agreement or option contract by the Company, the New L.L.C. or any Mirror Company or Future Affiliate, the continuation of such activity of the Indirect Stockholder shall not be in breach of this Agreement;

                 (ii) not directly or indirectly hire or solicit the hiring of any current or future employee (other than any person related by blood or marriage to the Indirect Stockholder) of the Company, the Subsidiaries, the new L.L.C. or any Future Affiliate or Mirror Company; and

         (b)     The Indirect Stockholder acknowledges that the breach of this
Section 1 shall cause irreparable harm to the Purchaser, which harm cannot be reasonably, adequately or fully redressed by the payment of damages. Accordingly, the Purchaser shall be entitled, in addition to any other right it may have in law or in equity, to an injunction enjoining the Indirect Stockholder from any breach or threatened breach of this Agreement. The Indirect Stockholder hereby waives the defense in any equitable proceeding that there is an adequate remedy at law for any such breach.

SECTION 2. REPRESENTATIONS. The Indirect Stockholder hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

         SECTION 2.01 Legal Capacity. He has full power, legal capacity and authority to execute, deliver and perform this Agreement and this Agreement (i) has been duly executed and delivered, (ii) is legal, valid and binding and enforceable against the Indirect Stockholder, and (iii) is not in contravention of any law, order or agreement by which the Indirect Stockholder is bound.

         SECTION 2.02 Organization, Qualifications and Corporate Power. Each of CPH2, LLC and CPH3, LLC is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign company and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations, prospects, properties, assets or affairs of CPH2, LLC or CPH3, LLC, respectively, or the ability of CPH2, LLC or CPH3, LLC, to perform and comply in all material respects with all of its respective covenants and agreements





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contained in the Stock Purchase Agreement (a "Material Adverse Effect").  Each
of the Stockholders has full power and authority (i) to own and hold its properties and to carry on its business as now conducted, and (ii) to execute, deliver and perform its obligations under the Stock Purchase Agreement.

         SECTION 2.03 Common Stock Ownership. The Stockholders are the beneficial and record owner of the Shares in the respective amounts set forth on Schedule A to the Stock Purchase Agreement, free and clear of any lien, claim, encumbrance or security interest of any kind (each a "Lien"), and at the Closing under the Stock Purchase Agreement will transfer to the Purchaser good and marketable title to such Shares, free and clear of any Lien.

         SECTION 2.04 Authorization of Agreement, Etc. The execution and delivery by the Stockholders and the performance by the Stockholders of their respective obligations under the Stock Purchase Agreement, and the sale and delivery of the Shares by the Stockholders, have been duly authorized by the relevant proceedings of each Stockholder and will not (i) violate any provision of law or regulatory agency (including any stock exchange rules or requirements), or any order of any court or other agency of government, (ii) conflict with or result in a breach of any provision of the limited liability company agreement of either Stockholder, (iii) conflict with, result in a violation or breach of or constitute (with due notice or lapse of time or both) a default under, any note, bond, mortgage, indenture, deed of trust, license, lease, joint venture agreement, collaborative arrangement or relationship or other contract, commitment or agreement or other instrument or obligation to which either Stockholder or any of its properties or assets may be bound or
(iv) result in the creation or imposition of any lien, claim, encumbrance or security interest of any kind upon any of the properties or assets of either Stockholder.

         SECTION 2.05 Validity. The Stock Purchase Agreement has been duly executed and delivered by the Stockholders and constitutes the legal, valid and binding obligations of the Stockholders, enforceable against the Stockholders in accordance with its terms, except as the enforceability hereof may be limited (i) by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii) by general equitable principles regardless of whether considered in a proceeding in equity or at law.

         SECTION 2.06 Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Section 3.04 of the Stock Purchase Agreement, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality or regulatory body is or will be necessary for the valid execution, delivery and performance by the Stockholders of the Stock Purchase Agreement, or the delivery, sale and transfer of the Shares to the Purchaser thereunder other than any filings necessary pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934 and the associated regulations.

         SECTION 2.07  Capitalization.





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         (a)     The authorized capital stock of the Company consists of (1)
30,000,000 shares of Common Stock, and (2) 5,000,000 shares of Preferred Stock. As of the date of this Agreement, 14,995,000 shares of Common Stock and no shares of Preferred Stock (together with the Common Stock, the "Company Stock") are outstanding. All of the Shares have been duly authorized, validly issued and are fully paid and nonassessable. Except for the Company Stock, there are no shares of capital stock or other equity securities of the Company outstanding.

         (b) Except for the warrants to purchase 790,000 shares of Common Stock and as contemplated by the Related Agreements, (i) there are no preemptive or similar rights on the part of any holder of any class of securities of the Company, and (ii) no options, warrants, conversion or other rights, agreements or commitments of any kind are outstanding that obligate the Company, contingently or otherwise, to issue, sell, purchase, return or redeem any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares, and no authorization therefor has been given. No shares of capital stock of the Company are held in the Company's treasury and except in respect of the warrants described above no shares of capital stock of the Company are reserved for issuance. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

         (c) Notwithstanding anything to the contrary set forth herein, the sole remedy for any breach of the representations and warranties set forth in subparagraph (b) above shall be a purchase price adjustment (the "Purchase Price Adjustment") on a retrospective basis so that either (i) the number of Shares transferred to the Purchaser is increased or (ii) the Purchase Price is decreased so that, in either such event, the Purchaser shall have as of the Closing Date the economic equivalent of 15.74% of the capital stock of the Company (on a fully diluted basis) in consideration of the Purchase Price. The Indirect Stockholder shall cause the Stockholders to effect the Purchase Price Adjustment in any such event, and the parties agree that an interest factor of ten percent (10%) from the Closing Date until the effective date of any such Purchase Price Adjustment shall be included in the Purchase Price Adjustment to compensate the Purchaser for the delay in obtaining such economic equivalent.


SECTION 3.  MISCELLANEOUS.

         SECTION 3.01 Definitions. Capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Investment Agreement.

         SECTION 3.02 Survival. Any representation and warranty made herein shall survive the execution and delivery of this Agreement, and the sale, transfer and delivery of the Shares pursuant to the Stock Purchase Agreement for a period of eighteen (18) months.

         SECTION 3.03 Parties in Interest; Assignment. All representations, warranties, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties





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hereto whether so expressed or not.  No party may assign its rights hereunder without the prior written consent of the other parties hereto.

         SECTION 3.04 Waiver. Any of the terms or conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefits thereof without affecting any other terms or conditions of this Agreement.

         SECTION 3.05 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified or registered mail, postage prepaid:


If to the Indirect Stockholder:       Hadi Makarechian
                                      c/o Capital Pacific Holdings, Inc.
                                      4100 MacArthur Blvd., Suite 200
                                      Newport Beach, California  92660

                                      Telecopy No.:  (714) 622-8410

If to the Stockholders:               CPH2, L.L.C. or CPH3, L.L.C.
                                      Attention:  Hadi Makarechian
                                      c/o Capital Pacific Holdings, Inc.
                                      4100 MacArthur Blvd., Suite 200
                                      Newport Beach, California  92660
                                      Telecopy No.:  (714) 622-8410

If to the Company:                    Hadi Makarechian
                                      Chairman of the Board
                                      Capital Pacific Holdings, Inc.
                                      4100 MacArthur Blvd., Suite 200
                                      Newport Beach, California  92660
                                      Telecopy No.:  (714) 622-8410

with a copy to:                       Dag Wilkinson, Esq.
                                      Wiley, Rein & Fielding
                                      1776 K Street, N.W.
                                      Washington, DC  20006
                                      Telecopy No.: (202) 429-7049

If to the Purchaser:                  c/o Farallon Capital Management, L.L.C.
                                      One Maritime Plaza
                                      Suite 1325
                                      San Francisco, California  94111
                                      Attention:  Steve Millham
                                      Telecopy No.: (415) 421-2133





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with a copy to:                       Richards Spears Kibbe & Orbe
                                      One Chase Manhattan Plaza
                                      57th Floor
                                      New York, New York  10005
                                      Attention:  William Q. Orbe, Esq.
                                      Telecopy No.:  (212) 530-1801

Any party may, by written notice to the other parties, change the address or telecopy number to which notices to such party are to be delivered or mailed or sent by facsimile transmission. All such notices or other communications shall be effective and be deemed to have been given as of the date on which such notices are actually received.

         SECTION 3.06 Entire Agreement; Amendment. This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all other agreements, arrangements and understandings relating to the subject matter hereof, both oral and written. No representation, promise, inducement or statement of intention has been made by any of the parties hereto which is not embodied in this Agreement, or the written statements, certificates or other documents delivered pursuant hereto or the Related Agreements referred to above, and none of the parties hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth. This Agreement and the Related Agreements may be amended or modified only by a written instrument executed by the parties hereto or by their successors and assigns.

         SECTION 3.07 General. This Agreement (i) shall be construed and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof; and (ii) may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 3.08 Severability. To the extent that any provision of this Agreement which does not materially affect the intent of the parties hereto shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.





                            [SIGNATURE PAGE FOLLOWS]





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                          SIGNATURE PAGE TO AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                          CAPITAL PACIFIC HOLDINGS, INC.,


                          By: /s/ Hadi Makarechian
                              ----------------------------------
                              Hadi Makarechian
                              Chairman


                          CALIFORNIA HOUSING FINANCE, L.P.

                          By:  California Housing Finance L.L.C.
                               Its General Partner

                          By:  Farallon Capital Management, L.L.C.
                               Its Manager


                            By: /s/ Steve Millham
                               ----------------------------------
                                Steve Millham
                                Managing Member


                          CAPITAL PACIFIC HOLDINGS, L.L.C.

                          By:  Capital Pacific Holdings, Inc.
                               Managing Member


                          By: /s/ Hadi Makarechian
                              ----------------------------------
                              Hadi Makarechian
                              Chairman



                          /s/ Hadi Makarechian
                          --------------------------------------
                          Hadi Makarechian, personally








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